Exhibit 6.b
NORTHEAST UTILITIES PARENT
PRO FORMA BALANCE SHEET - AMENDED
AS OF JUNE 30, 1999

(THOUSANDS OF DOLLARS)

                                                                    PRO FORMA
                                                                    GIVING EFFECT
                                                      PRO FORMA     TO PROPOSED
                                          PER BOOK    ADJUST.*      TRANSACTION
ASSETS
UTILITY  PLANT,  AT COST:
   ELECTRIC                              $         0 $             $             0
   OTHER                                           0                             0
                                           ---------  ---------          ---------
                                                   0          0                  0
   LESS: ACC. DEPREC.                              0                             0
                                           ---------  ---------          ---------
                                                   0          0                  0

  CONSTRUCTION WORK IN PROGRESS                    0                             0
                                           ---------  ---------          ---------
        TOTAL NET UTILITY PLANT                    0          0                  0
                                           ---------  ---------          ---------
OTHER PROP. AND INVEST.:
   INVEST. IN SUBSIDIARY COS.              2,199,224     75,000 [1]      2,274,224
   INVEST. IN TRANSMISSION COS.               17,900                        17,900
   OTHER INVESTMENTS                              54                            54
                                           ---------  ---------          ---------
      TOTAL OTHER PROP. &  INVEST.         2,217,178     75,000          2,292,178
                                           ---------  ---------          ---------
CURRENT ASSETS:
   CASH & CASH EQUIVALENTS                         0     (7,125)[2]         (7,125)
   NOTES REC. FROM ASSOC. COS                 22,300                        22,300
   NOTES AND ACCOUNTS RECEIVABLE                 571                           571
   ACCOUNTS REC. FROM ASSOC. COS               4,172                         4,172
   PREPAYMENTS AND OTHER                          27                            27
                                           ---------  ---------          ---------
      TOTAL CURRENT ASSETS                    27,070     (7,125)            19,945
                                           ---------  ---------          ---------
DEFERRED CHARGES:
   ACCUMULATED DEF. INC. TAXES                 6,160                         6,160
   UNAMORTIZED DEBT EXPENSE                       46                            46
   OTHER                                       2,562                         2,562
                                           ---------  ---------          ---------
      TOTAL DEF. CHARGES                       8,768          0              8,768
                                           ---------  ---------          ---------
TOTAL ASSETS                             $ 2,253,016 $   67,875    $     2,320,891
                                           =========  =========          =========

[1] See adjustments a, b, and d.
[2] See adjustments a, b, c, d, and e.




                                                                    Exhibit 6.b
NORTHEAST UTILITIES PARENT
PRO FORMA BALANCE SHEET - AMENDED
AS OF JUNE 30, 1999

(THOUSANDS OF DOLLARS)

                                                                    PRO FORMA
                                                                    GIVING EFFECT
                                                      PRO FORMA     TO PROPOSED
                                          PER BOOK    ADJUST.*      TRANSACTION
CAPITALIZATION:
   COMMON SHARES                         $   686,188 $             $       686,188
   CAPITAL SURPLUS,  PAID IN                 940,448                       940,448
   DEFERRED COMPENSATION--(ESOP)            (133,947)                     (133,947)
   RETAINED EARNINGS                         579,449     (4,631)           574,818
   ACCUM OTHER COMP INCOME                     1,524                         1,524
                                          ----------  ---------         ----------
      TOTAL COMMON EQUITY                  2,073,662     (4,631)         2,069,031

   NON-REDEEMABLE PREF. STOCK                      0                             0
   REDEEMABLE PREF. STOCK                          0                             0
   LONG-TERM DEBT                            152,000                       152,000
                                          ----------  ---------         ----------
      TOTAL CAPITALIZATION                 2,225,662     (4,631)         2,221,031
                                          ----------  ---------         ----------
MINOR. INT. IN CONS. SUBS                          0          0                  0
                                          ----------  ---------         ----------
OBLIG. UNDER CAP. LEASES                           0          0                  0
                                          ----------  ---------         ----------
CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK                           0     75,000 [3]         75,000
   L-T DEBT AND P.S., CURRENT                 19,000                        19,000
   OBLIG. UNDER CAP. LEASES, CUR                   0                             0
   ACCOUNTS PAYABLE                              742                           742
   ACCOUNTS PAYABLE TO ASSOC. COS.             3,233                         3,233
   ACCRUED TAXES PAYABLE                       2,047     (2,494)[4]           (447)
   ACCRUED INTEREST                            1,969                         1,969
   ACCRUED PENSION BENEFITS                        0                             0
   OTHER                                           2                             2
                                          ----------  ---------         ----------
      TOT. CURRENT LIABILITIES                26,993     72,506             99,499
                                          ----------  ---------         ----------
   OTHER DEFERRED CREDITS                        361                           361
                                          ----------  ---------         ----------
      TOTAL DEFERRED CREDITS                     361          0                361
                                          ----------  ---------         ----------

TOTAL CAPITALIZATION AND LIAB.           $ 2,253,016 $   67,875    $     2,320,891
                                          ==========  =========         ==========

[3] See adjustment c.
[4] See adjustment f.

* See attached Pro Forma Adjustments


                                                               Exhibit 6.b
NORTHEAST UTILITIES PARENT
PRO FORMA INCOME STATEMENT AND STATEMENT
  OF RETAINED EARNINGS - AMENDED
FOR THE 12 MONTHS ENDED JUNE 30, 1999

INCOME STATEMENT
(THOUSANDS OF DOLLARS)

                                                                         PRO FORMA
                                                                         GIVING EFFECT
                                                          PRO FORMA      TO PROPOSED
                                               PER BOOK   ADJUSTS*       TRANSACTION
OPERATING REVENUE                             $        0 $          0   $               0
                                                --------     --------            --------
OPERATING EXPENSES:
   OPERATION--
    FUEL, PURCH. & NET INTRCHG PWR                     0                                0
    OTHER                                          6,563                            6,563
   MAINTENANCE                                         1                                1
   DEPRECIATION                                        0                                0
   FED/ STATE INCOME TAXES                        (8,389)      (2,494)[1]         (10,883)
   OTHER TAXES                                         2                                2
                                                --------     --------            --------
TOTAL OPERATING EXPENSES                          (1,823)      (2,494)             (4,317)
                                                --------     --------            --------
OPERATING INCOME                                   1,823        2,494               4,317
                                                --------     --------            --------
OTHER INCOME (LOSS):
   EQUITY IN REG. GEN & TRANS. COS.                2,725                            2,725
   OTHER, NET                                     53,003                           53,003
   MIN. INT. IN INCOME OF SUB                          0                                0
   INCOME TAXES                                   (4,776)                          (4,776)
                                                --------     --------            --------
      OTHER INCOME, NET                           50,952            0              50,952
                                                --------     --------            --------
INCOME BEF. INT. CHARGES                          52,775        2,494              55,269
                                                --------     --------            --------

INTEREST CHARGES:
   INTEREST ON L-T DEBT                           15,332                           15,332
   AMORT. DEBT DISC, PREM EXP, NET                   117                              117
   INTEREST ON SHORT TERM LOAN                       319                              319
   OTHER INTEREST EXPENSES                            63        7,125 [2]           7,188
                                                --------     --------            --------
NET INCOME AFTER INTEREST CHARGES                 36,944       (4,631)             32,313
                                                --------     --------            --------
PREF. DIVIDENDS OF SUBSIDIARIES                        0                                0
                                                --------     --------            --------
NET INCOME                                    $   36,944 $     (4,631)  $          32,313
                                                ========     ========            ========

[1] See adjustment f.
[2] See adjustment e.



STATEMENT OF RETAINED EARNINGS - AMENDED
(THOUSANDS OF DOLLARS)

                                                                         PRO FORMA
                                                                         GIVING EFFECT
                                                          PRO FORMA      TO PROPOSED
                                               PER BOOK   ADJUSTS*       TRANSACTION
BAL. AT BEGINNING OF PERIOD                   $  542,505 $              $         542,505

NET GAIN (LOSS)                                   36,944       (4,631)             32,313

CASH DIVIDENDS ON PREF. STOCK                          0                                0

CASH DIVIDEND ON COMMON STOCK                          0                                0
                                                --------     --------            --------
BALANCE AT END OF PERIOD                      $  579,449 $     (4,631)  $         574,818
                                                ========     ========            ========

* See attached Pro Forma Adjustments



                                                                 Exhibit 6.b
NORTHEAST UTILITIES PARENT
PRO FORMA CAPITAL STRUCTURE - AMENDED
AS OF JUNE 30, 1999
(THOUSANDS OF DOLLARS)

                                                                            PRO FORMA
                                                                            GIVING EFFECT
                                                             PRO FORMA      TO PROPOSED
                                               PER BOOK      ADJUSTS *      TRANSACTION
LONG TERM DEBT                                $     171,000 $              $         171,000

PREFERRED STOCK SUBJECT TO
   MANDATORY REDEMPTION                                   0                                0

PREFERRED STOCK NOT
   SUBJECT TO MAND. RED                                   0                                0

COMMON STOCK EQUITY                               2,073,662       (4,631)          2,069,031
                                                 ----------     --------          ----------
                                              $   2,244,662 $     (4,631)  $       2,240,031
                                                 ==========     ========          ==========


* See attached Pro Forma Adjustments


                                                                    Exhibit 6.b
NORTHEAST UTILITIES PARENT
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS-AMENDED

(THOUSANDS OF DOLLARS)

                                                         Debit      Credit
a)Cash                                                     310,000
   Investment in Subsidiary Companies - CL&P                                310,000

  To record CL&P's repurchase of common shares held by NU Parent at the average price per share.

b)Cash                                                      90,000
   Investment in Subsidiary Companies - WMECO                                90,000

  To record WMECO's repurchase of common shares held by NU Parent at the average price per share.

c)Cash                                                      35,000
   Notes Payable to Bank                                                     35,000

  To record additional short-term debt.

d)Investment in Subsidiary Companies - NGC                 475,000
   Cash                                                                     475,000

  To record NU's equity investment in NGC.

e)Interest Expense                                           7,125
   Cash                                                                       7,125

  To record interest expense on additional short-term debt.

f)Accrued Taxes                                              2,494
   Federal and State Taxes                                                    2,494

  To record tax effect of additional interest expense.